UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment #1

Registration Statement under the Securities Act of 1933

OCULUS INC. (Exact name of registrant as specified in its charter)

Nevada	3669	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1451 W Cypress Creek Road, Suite 300
Ft. Lauderdale, FL 33309
United States

Telephone: (888) 623-8883

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

With a copy to

Gregg Jaclin

Szaferman Lakind

101 Grovers Mill Road, Suite 200
Lawrenceville, NJ 08648

Phone: 609.557.0951   Fax: 609-557-0969

National Registered Agents Inc., of NV

311 S. Division St., Carson City, NV 89703

Tel: 775-688-3061

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public:  As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Prospectus number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer  Accelerated filer  Non-accelerated filer  Smaller reporting company ☑

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Security (2) ($)	Proposed Maximum Aggregate Offering Price ($)	Amount of Registration Fee ($)
Shares of Common Stock, par value $0.00001	11,367,670	0.005	56,837.60	7.32

(1)           Represents shares of our common stock previously acquired by and issued to the Selling Shareholders in private transactions directly with us or with one of our affiliates. All of these shares are offered by the Selling Shareholders.

(2)           This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

PRELIMINARY PROSPECTUS

Subject to Completion

OCULUS INC.
A NEVADA CORPORATION

11,367,670 SHARES  OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus. We will not receive any proceeds from the sale of the common stock covered by this prospectus.

The selling security holders are offering 11,367,670 shares of the Company’s common stock at $0.005 per share. The aggregate net proceeds that the selling shareholders will receive in this offering assuming all of the shares are sold at the offering price are $5,684. We will not receive any proceeds from the sale of the shares. We do not have any agreement with an underwriter.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock. Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.005 per share. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Bulletin Board (“OTCBB”), nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders. The offering price for all the shares being registered will remain fixed for the duration of the offering, The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

The Selling Stockholders are “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to all shares being offered hereby.

We are currently considered a “shell company” within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in that we currently have nominal operations and nominal assets other than cash. Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations. Specifically, the securities sold through this offering can only be resold through registration under the Securities Act of 1933, pursuant to Section 4(1) of the Securities Act or by meeting the conditions of Rule 144(i). Until we cease to be a “shell company”, we will not meet the requirements under Rule 144(i) under the Securities Act and our shareholders will not be able to rely on Rule 144 order to sell their securities.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 9 to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUMMARY

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”.  Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.  These include, among others, the cautionary statements in the “Risk Factors” section beginning on page 8 of this Prospectus and the “Management's Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this Prospectus.

Prospectus Summary

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Oculus” “Company,” “we,” “us” and “our” refer to Oculus Inc.

Corporate Background:

We were incorporated on January 9, 2014 under the laws of the state of Nevada. Our principal executive offices are located at 1451 W Cypress Creek Road, Suite 300, Ft. Lauderdale, FL 33309, United States. Our telephone number is (888) 623-8883.  Our fiscal year end is April 30.  Since we are in our startup stage, we have predominately been involved in administrative activities such as setting up bank accounts, establishing relationships with service providers and establishing our office facilities.

We are a development stage company in the business of selling and providing services for GPS Tracking Devices. Our product, called the AnyTrack GPS is a next generation remote personal locator device used to primarily located and aid in the timely rescue of missing children, the elderly and pets. In addition, our devices will have additional functionalities, such as keeping track of heart rates, with data being sent remotely and in the future we will add additional functionalities such as keeping track of blood alcohol content, which will be useful for parolees or anyone that has been convicted of a DUI. In addition to selling these devices, we will offer monthly services, such as tracking and data collection at a monthly fee. We plan to market our devices to the U.S., Canada and Europe and then extending to Asia.

Our products and services, as well as our website and mobile interface are all in the development stage. We have only recently begun operations, have no sales or revenues, and therefore rely upon the sale of our securities to fund our operations. Our auditors have issued an audit opinion which includes a statement describing substantial doubt about our ability to continue as a going concern.

Neither our company, our directors, officers, promoters or affiliates intend for the company, once it is reporting, to be used as a vehicle for a private company to go become a reporting company.  We are not a blank check company and do not have any current plans or intentions to be acquired or to merge with an operating company nor do we, or our shareholders, have plans to enter into a change of control or similar transaction.

The Offering:

Securities Being Offered	Up to 11,367,670 shares of common stock

Offering Price

The selling shareholders will sell our shares at $0.005 per share for the duration of the offering. We cannot ensure that our shares will be quoted on the OTC Bulletin Board. We determined this offering price based upon the price of the last, sale of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus

Termination of the Offering

The offering will conclude when all of the 11,367,670 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued and to be Issued	46,367,670 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Financial Summary Information

All references to currency in this Prospectus are to U.S. Dollars, unless otherwise noted.

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the "Management’s Discussion and Analysis of Financial Position and Results of Operations" section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

Income Statement Data

	Period from January 9, 2014 (inception) to April 30, 2014	Three Months Ended July 31, 2014 (unaudited)
Revenues	-	-
Operating Expenses	$1,975	$6,673
Net Loss	$1,975	$6,673
Net Loss Per Share	(0.00)	(0.00)

Balance Sheet Data

	April 30, 2014	July 31, 2014 (unaudited)
Working Capital (Deficiency)	$39,128	$32,455
Total Assets	$40,364	$37,893
Total Liabilities	$1,236	$5,438

Emerging Growth Company

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

For so long as we are an emerging growth company, we will be permitted to provide the scaled executive compensation disclosure applicable to smaller reporting companies even if we no longer qualify as a smaller reporting company. In addition, as an emerging growth company, we are exempt from PCAOB rules regarding mandatory firm rotation or the auditor reporting model.

RISK FACTORS

The Shares are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in our securities. You should carefully consider the risks described below and the other information in this Memorandum before investing in our Shares. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.

Risks Associated with Our Financial Condition

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

We incurred a net loss of $1,975 for the period from January 9, 2014 to April 30, 2014. On April 30, 2014, we had cash of $40,364. Because we are in the development stage and are yet to attain profitable operations, in their report on our financial statements for the period from January 9, 2014 to April 30, 2014, our independent auditors included an explanatory paragraph regarding their substantial doubt about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the management’s assessment of our ability to continue as a going concern.

If we are unable to obtain financing in the amounts and on terms and dates acceptable to us, we may not be able to expand or continue our operations and developments and so may be forced to scale back or cease operations or discontinue our business and you could lose your entire investment.

We do not currently have any arrangement for financing. For the foreseeable future, we intend to fund our operations and capital expenditures from limited cash flow and our cash on hand. If our capital resources are insufficient, we will have to raise additional funds for the continued development of our business and the marketing of our products. Such additional funds may be raised through the sale of additional stock, stockholder and director advances and/or commercial borrowing. There can be no assurance that a financing will continue to be available if necessary to meet these continuing development costs or, if the financing is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us will result in a significant dilution in the equity interests of our stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may not be able to expand or continue our operations and developments and so may be forced to scale back or cease operations or discontinue our business and you could lose your entire investment.

We currently have no significant operating capital and are dependent upon the success of this offering to be able to implement our business plan.  We presently have no significant operating capital and are substantially dependent upon receipt of the proceeds from our sale of a substantial number of shares of this offering to provide the capital necessary to execute our business plan. No person has committed to purchase any shares in this offering, and we have no commitments for other funding. There is no minimum offering amount, and we cannot provide any assurance that we will raise any meaningful amount of capital in this offering. In the event that the proceeds from this offering are not sufficient, we will need to seek additional financing from commercial lenders or other sources, for which we have no commitments or arrangements, or we will be required to delay the implementation of our business plan.

Investors may not be able to adequately evaluate our business due to our lack of an operating history, lack of revenues and no customers. We may not be successful in developing a market for our products and the value of your investment could decline.

We are a development stage company in a highly competitive industry. We have no operating history, no customers and no revenues. This makes it difficult to evaluate our future performance and prospects. Our prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry, including the following factors:

•         our business model and strategy are still evolving and are continually being reviewed and revised;

•         we may not be able to raise the capital required to develop our initial client base and reputation; and

•         we may not be able to successfully develop our planned products and services.

There is no assurance that we will be able to commence operations, generate revenue or that our future operations, if any, will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations. We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. If we are unable to do so, our business will not be successful and the value of your investment in us will decline.

Risks Associated with Our Business

We may not succeed if we are unable to attract employees and retain the services of our key personnel.

Our performance is substantially dependent on retaining current management and key personnel and on recruiting and hiring additional management and key personnel. In particular, we will rely on the expertise of Leon Henry, our Chief Executive and Financial Officer. If we are unable to retain Mr. Henry, or if we are unable to hire suitable sales, marketing, and operational personnel, we may not be able to successfully develop, improve, market, and sell products based on our technology. We have not obtained key-man life insurance on our officers or directors. Competition for individuals with the qualifications that we require is intense, and we may not be able to attract, assimilate, or retain these highly qualified people. The failure to attract, integrate, motivate, and retain these employees could harm our business.

It may be difficult for our stockholders to enforce any civil liabilities against us or our officers or directors because many of our officers and substantially all of our operations are currently outside the United States.

Many of our assets are located outside the United States, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state.

We have chosen to limit the liability of our directors and indemnify our officers and directors to the maximum extent permitted by law, which may result in significant costs to us.

Our articles of incorporation limit the liability of directors to the maximum extent permitted by Nevada law. In addition, our bylaws require us to indemnify our directors and officers and allow us to indemnify our other employees and agents to the fullest extent permitted at law. Our chief executive officer, our former chief financial officer, and one of our employees have been named as defendants in a counterclaim against us, and we are advancing legal fees on their behalf and will indemnify them unless doing so is not allowed under Nevada law. These claims for indemnification may result in significant costs to us. If we permit indemnification for liabilities arising under the Securities Act of 1933 to directors, officers, or controlling persons under these provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is unenforceable.

Fluctuations in the value of the United States dollar as compared to other currencies may affect our financial performance.

We expect a substantial portion of our revenues to be based on sales and services rendered to customers outside the United States, in Canada and Asia. As a result, if the relative strength of the dollar increases as related to the value of the Canadian dollar and the relevant Asian currency, our financial performance would likely be adversely affected and it would become more difficult to compete with entities whose operations were conducted outside the United States in the relevant currencies. We have no plan or policy to utilize forward contracts or currency options to minimize this exposure, and even if these measures are implemented, they may not be cost-effective or fully offset such future currency risks.

Our sole director and officer has limited leadership and management experience.

Mr. Henry has extensive experience in information technology and has been running his own small business since 1999.  However, he has limited leadership and management experience and has never worked in any capacity related to the manufacturing and distribution of products.  As a consequence, Mr. Henry may not have the necessary experience or knowledge to implement our business plan in the optimal manner.  This may lead to us not being able to initiate full scale operations, generate revenue or achieve profitability.  If that occurs, you may lose your entire investment.

If we are unable to successfully manage growth, our operations could be adversely affected, and our business may fail.

Our progress is expected to require the full utilization of our management, financial and other resources. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no assurance that management will be able to manage growth effectively.

Because we do not have sufficient insurance to cover our business losses, we might have uninsured losses, increasing the possibility that you may lose your investment.

We may incur uninsured liabilities and losses as a result of the conduct of our business. We do not currently maintain any comprehensive liability or property insurance. Even if we obtain such insurance in the future, we may not carry sufficient insurance coverage to satisfy potential claims. We do not carry any business interruption insurance. Should uninsured losses occur, any purchasers of our common stock could lose their entire investment.

We may have liabilities to affiliated or unaffiliated third parties incurred in the regular course of our business.

We will regularly do business with third party vendors, customers, suppliers and other third parties and thus we are always subject to the risk of litigation from customers, employees, suppliers or other third parties because of the nature of our business. Litigation could cause us to incur substantial expenses and, negative outcomes of any such litigation could add to our operating costs which would reduce the available cash from which we could fund our ongoing business operations.

Our market is characterized by rapid technological change, and if we fail to develop and market new technologies rapidly, we may not become profitable in the future.

The GPS and tracking industries are characterized by rapid technological change that could render our existing technologies obsolete. The development of our technologies entails significant technical and business risks. We can give no assurance that we will successfully use new technologies effectively or adapt our technologies to other customer requirements or needs. If our management is unable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, we may never become profitable which may result in the loss of all or part of your investment.

Our technical systems are vulnerable to interruption and damage that may be costly and time-consuming to resolve and may harm our business and reputation.

A disaster could interrupt our services for an indeterminate length of time and severely damage our business, prospects, financial condition and results of operations. Our systems and operations are vulnerable to damage or interruption from fire, floods, network failure, hardware failure, software failure, power loss, telecommunication failures, break-ins, terrorism, war or sabotage, computer viruses, denial of service attacks, penetration of our network by unauthorized computer users and "hackers" and other similar events, and other unanticipated problems.

We may not have developed or implemented adequate protections or safeguards to overcome any of these events. We may also not have anticipated or addressed many of the potential events that could threaten or undermine our technology network. Any of these occurrences could cause material interruptions or delays in our business, result in the loss of data or render us unable to provide services to our customers. In addition, if anyone can circumvent our security measures, he or she could destroy or misappropriate valuable information or disrupt our operations. Our insurance, if any, may not be adequate to compensate us for all the losses that may occur as a result of a catastrophic system failure or other loss, and our insurers may decline to do so for a variety of reasons.

If we fail to address these issues in a timely manner, we may lose the confidence of our customers, and our revenue may decline and our business could suffer.

The current status of our business depends on securing contracts with suppliers and orders with customers and ensuring products to sell.

To date, although we have entered into a single distribution agreement with our preferred supplier, we cannot guarantee that we will be able to sell specific products or maintain sufficient supply of specific products for our business.  What’s more, we have not yet sold products to any customer or developed a customer base. If we are unable to maintain our relationship with our preferred supplier, or, in the alternative, secure another comparable supplier, we may be forced to cease operations. Similarly, if we fail to develop a customer base we may be forced to cease operations.

Changes in customer preferences, inventory reductions by customers, and the inability to penetrate new channels of distribution could adversely affect our business.

We have not yet developed a customer base or generated any revenues.  However, if we are successful in doing so, the loss or material reduction of business, the lack of success of sales initiatives, or changes in customer preferences or loyalties for our products related to any such significant customer could have a material adverse impact on our results of operations and cash flows. Furthermore, unanticipated inventory adjustments by these customers can have a negative impact on sales. Our results may be adversely impacted in future periods by such customer inventory adjustments. Further, the inability to continue to penetrate new channels of distribution may have a negative impact on our future results.

 Problems with product quality or product performance, including defects, in the products we distribute could result in a decrease in customers and revenue, unexpected expenses and loss of market share for our company.

The electronic products we plan to purchase are complex and must meet stringent quality requirements. Products this complex may contain undetected errors or defects, especially when first introduced. These defects could cause us to, or may cause us to request that suppliers incur significant re-engineering costs, divert the attention of our personnel from product selling efforts and significantly affect our customer relations and business reputation. If we deliver products with errors or defects, or if there is a perception that our products contain errors or defects, our credibility and the market acceptance and sales of our products could be harmed.

The possibility of future product failures could cause us to incur substantial expense to repair or replace defective products.

 Successful sales and marketing efforts depend on our ability to recruit and retain qualified sales personnel.

 The success of our efforts to grow our business depends on the contributions and abilities of our sales force and other personnel, including the ability to achieve adequate customer coverage. Our company must therefore train and motivate sales agents and other personnel sufficiently to support its projected growth. A shortage of these key personnel might jeopardize our ability to implement our growth strategy.

Low demand for our products and the inability to develop and introduce new products at favorable margins could adversely impact our performance and prospects for future growth.

 Our anticipated competitive advantage is due in part to our ability to acquire and introduce new products in a timely manner at favorable margins. The uncertainties associated with introducing new products, such as market demand and costs, may impede the successful development and introduction of new products on a consistent basis.   Our investments in new product supplies and commitments to fund advertising and product promotions in connection with these new products could erode profits if those expectations are not met.

We expect to face significant competition in the market for GPS Tracking Devices, and from other types of tracking devices and GPS products.

Once our business is operational, we expect to face significant competition in all aspects of our business, and we expect such competition to increase, particularly in the market for GPS devices and GPS tracking devices.

Our industry is evolving rapidly and is becoming increasingly competitive. Larger and more established companies may focus on our market and could directly compete with us. Smaller companies, including GPS distributors and wholesales, could also launch new products and services that compete with us and that could gain market acceptance quickly. We also expect our existing competitors in the markets for hiring and marketing solutions to continue to focus on these areas. A number of these companies may have greater resources than us, which may enable them to compete more effectively. Additionally, users of GPS devices may choose to use, or increase their use of, those devices for tracking purposes, which may result in those users decreasing or eliminating their use of AnyTrack GPS. Companies that currently focus on GPS tracking devices could also expand their focus to devices with additional features, such as heart rate monitoring remotely. We intend to establish alliances and relationships with some of these companies to allow broader exposure to users and access to data on the Internet. To the extent companies terminate such relationships and establish alliances and relationships with others, our business could be harmed.

We have a short operating history in a relatively new and unproven market, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We have a short operating history in a relatively new and unproven market that may not develop as expected, if at all. This short operating history makes it difficult to effectively assess our future prospects. Even if we are able to develop our business to the point that we have an operational website, there can be no assurances that we will be able to generate revenue or operate profitably.  You should consider our business and prospects in light of the risks and difficulties we are likely to encounter in this rapidly evolving market. These risks and difficulties include our ability to, among other things:

•         Secure a consistent customer base, both for purchasing devices and subscribing to our monthly subscription plans

•         avoid interruptions or disruptions in our service or slower than expected data loading times;

•         earn and preserve our customers’ trust with respect to their individual reputations and information; As a data tracking company, we must strictly adhere to our privacy pledge

•         responsibly use the data that our members share with us to provide solutions that make our customers more safe and make sure information is kept private

•         develop a scalable, high-performance technology infrastructure that can efficiently and reliably handle increased member usage, as well as the deployment of new features and products;

•         increase revenue from the solutions we provide;

•         process, store and use personal data in compliance with governmental regulation and other legal obligations related to privacy;

•         successfully compete with other companies that are currently in, or may in the future enter, the GPS tracking industry as well as remote data tracking space;

•         successfully expand our business throughout the U.S., Canada and Europe

If the market for GPS tracking devices does not develop as we expect, or if we fail to address the needs of this market, our business will be harmed. We may not be able to successfully address these risks and difficulties or others, including those described elsewhere in these risk factors. Failure to adequately address these risks and difficulties could harm our business and cause our operating results to suffer.

Risks Associated with Our Common Stock

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in shares of our common stock and we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of development stage companies, which may adversely affect the market price of our common stock in a material manner.

Since our common stock has not traded for a substantial period of time and, if a market ever develops for our common stock, the price of our common stock is likely to be highly volatile and may decline after the offering. If this happens, investors may have difficulty selling their shares and may not be able to sell their shares at all.

There is no public market for our common stock and we cannot assure you that a market will develop or that any stockholder will be able to liquidate his or her investment without considerable delay, if at all. A trading market may not develop in the future, and if one does develop, it may not be sustained. If an active trading market does develop, the market price of our common stock is likely to be highly volatile. The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

•         variations in our quarterly operating results;

•         changes in market valuations of similar companies;

•         announcements by us or our competitors of significant new products; and,

•         the loss of key management.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

Because we can issue additional shares of our common stock, purchasers of our common stock may experience dilution in their ownership of our company in the future.

We are authorized to issue up to 200,000,000 shares of common stock.  As of July 31, 2014 there were 46,367,670 shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding.  Our board of directors has the authority to cause our company to issue additional shares of common stock or preferred stock without the consent of any of our stockholders. Consequently, our stockholders may experience dilution in their ownership of our company in the future.

Because we do not intend to pay any dividends on our common stock, investors seeking dividend income or liquidity should not purchase shares of our common stock in this offering.

We do not currently anticipate declaring and paying dividends to our stockholders in the foreseeable future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. We currently have no material revenues and a history of losses, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of shares of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, which currently do not intend to pay any dividends on shares of our common stock for the foreseeable future.

Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, the Financial Industry Regulatory Authority, which we refer to as FINRA, has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our common stock and have an adverse effect on the market for shares of our common stock.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

Because we are classified as a shell company, investors may not rely upon exemptions from registration provided by Rule 144 unless and until certain restrictions are complied with.

Rule 144 provides a safe harbor for the public resale of restricted and control securities if a number of conditions are met.  Restricted securities are securities acquired in unregistered, private sales from the issuing company or from an affiliate of the issuer. Control securities are those held by an affiliate of the issuing company.

Because Registrant is a shell company as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, investors may not rely upon Rule 144 to sell their shares unless and until: Registrant has ceased being a shell company; Registrant is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act; Registrant has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act during the preceding 12 months;  Registrant has filed current "Form 10 information" with the SEC reflecting Registrant’s status as an entity that is no longer a shell company; and one year has elapsed from the date that the Registrant filed "Form 10 information".

USE OF PROCEEDS

We will not receive any proceeds from the resale of the securities offered through this Prospectus by the selling security holders.  The selling security holders will receive all proceeds from this offering.

DETERMINATION OF OFFERING PRICE

The selling security holders may sell the 11,367,670 common shares being registered in this prospectus at $0.005 per share for the duration of the offering. The number of common shares that may be actually sold by a selling security holder will be determined at the discretion of that selling security holder. The selling security holders are neither obligated to sell all or any portion of the common shares offered, nor are they obligated to sell such shares immediately under this Prospectus. The security holders may sell common stock at any privately negotiated price which may be influenced by factors such as a shareholder's own cash requirements, or objective criteria of value such as the market value of our assets.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

All of the 11,367,670 shares of our common stock to be sold by the selling security holders are currently issued and outstanding, and will therefore not cause dilution to any of our existing stockholders.

SELLING SECURITY HOLDERS

As of October 14, 2014, we have 200,000,000 common shares authorized with a par value of $0.00001 per share with 46,367,670 common shares outstanding.

The 38 selling security holders are offering for sale 11,367,670 shares of our issued and outstanding common stock which they obtained through the following private transaction:

•         Effective April 14, 2014, we issued an aggregate of 11,367,670 common shares at $0.0003 per share.  These shares were issued to thirty eight (38) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended).

The following table provides information as of October 13, 2014 regarding the beneficial ownership of our common stock by each of the selling security holders, including:

•         the number of shares owned by each prior to this offering;

•         the number of shares being offered by each;

•         the number of shares that will be owned by each upon completion of the offering, assuming that all the shares being offered are sold;

•         the percentage of shares owned by each; and

•         the identity of the beneficial holder of any entity that owns the shares being offered.

Name of Selling Security Holder	Shares Owned Prior to this Offering (1)	Percent % (2)	Maximum Numbers of Shares Being Offered	Beneficial Ownership After Offering	Percentage Owned upon Completion of the Offering (2)
Charmaine Alexander	316,667	(10)	316,667	0	0
Veviet Morverly Baigh	300,000	(10)	300,000	0	0
Andrea Berry (3)	266,667	(10)	266,667	0	0
Sherika Berry (3)	266,667	(10)	266,667	0	0
Joen Brown (4)	266,667	(10)	266,667	0	0
Kayan K Brown (4)	316,667	(10)	316,667	0	0
Dwight Campbell	300,000	(10)	300,000	0	0
Windel Clarke	300,000	(10)	300,000	0	0
Colleen Cooper	300,000	(10)	300,000	0	0
Blakeroy Daye (5)	300,000	(10)	300,000	0	0
Dionne M. Daye (5)	283,333	(10)	283,333	0	0
Oliver Orlandojunior Daye (5)	283,333	(10)	283,333	0	0
Leon Ellis	308,667	(10)	308,667	0	0
Newton Anthony Ferguson	300,000	(10)	300,000	0	0
Petrona Patrice Ferrigon	300,000	(10)	300,000	0	0
Venessa Gallimore	316,667	(10)	316,667	0	0
Hermin Gooden	283,333	(10)	283,333	0	0
Demar Hall (6)	300,000	(10)	300,000	0	0
Tajhae Mikieco-Raymond Hall (6)	300,000	(10)	300,000	0	0
Winston Harris	300,000	(10)	300,000	0	0
Deyema Hemans	300,000	(10)	300,000	0	0
Pauline Henry (7)	300,000	(10)	300,000	0	0
Veronica Henry (7)	316,667	(10)	316,667	0	0
Althea Hinds	316,667	(10)	316,667	0	0
Dereka Hyde	300,000	(10)	300,000	0	0
Kareem Latoya Lawson	316,667	(10)	316,667	0	0
Ricardo Leon	300,000	(10)	300,000	0	0
Troy Martin	283,333	(10)	283,333	0	0
Heather McGlashen	316,667	(10)	316,667	0	0
Madgelin Pratt	300,000	(10)	300,000	0	0
Yvonne Riley	316,667	(10)	316,667	0	0
Jody-Ann Deonna Russell (8)	316,667	(10)	316,667	0	0
Renardo Russell (8)	268,333	(10)	268,333	0	0
Orlando Smith	316,667	(10)	316,667	0	0

Name of Selling Security Holder	Shares Owned Prior to this Offering (1)	Percent % (2)	Maximum Numbers of Shares Being Offered	Beneficial Ownership After Offering	Percentage Owned upon Completion of the Offering (2)
Frank Conway Thompson (9)	316,667	(10)	316,667	0	0
Rushan Thompson (9)	316,667	(10)	316,667	0	0
Veronica Warren	274,000	(10)	274,000	0	0
Odile Ornella Witter	283,333	(10)	300,000	0	0

Total	11,367,670	24.5	11,367,670	0	0

(1)           The number and percentage of shares beneficially owned is determined to the best of our knowledge in accordance with the Rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting or investment power and also any shares which the selling security holder has the right to acquire within 60 days of the date of this Prospectus.

(2)           The percentages are based on 46,367,670 shares of our common stock issued and outstanding and as at October 14, 2014.

(3)           Andrea Berry and Sharika Berry are sisters.

(4)           Joen Brown and Kayan K Brown are unrelated.

(5)           Blakeroy Daye is the father of Oliver Orlando junior Day.  Dionne M. Daye and Oliver Orlando junior Day are cousins.

(6)           Demar Hall and Tajhae Mikieco-Raymond Hall are unrelated.

(7)           Pauline Henry and Veronica Henry are not related to each other or our President.

(8)           Hody-Ann Deonna Russell and Renardo Russell are unrelated.

(9)           Frank Conway Thompson and Rushan Thompson are unrelated.

(10)         Less than 1%.

Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all the shares or rights to the shares.  The numbers in this table assume that none of the selling security holders will sell shares not being offered in this Prospectus or will purchase additional shares, and assumes that all the shares being registered will be sold.

Other than as described above, none of the selling security holders or their beneficial owners has had a material relationship with us other than as a security holder at any time within the past three years, or has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

None of the selling security holders are broker-dealers or affiliates of a broker-dealer.

PLAN OF DISTRIBUTION

There is no assurance that our common stock will become quoted on the OTC Bulletin Board.

The selling security holders may sell some or all of their shares of our common stock in one or more transactions, including block transactions:

•         on such public markets as the securities may be trading;

•         in privately negotiated transactions; or

•         in any combination of these methods of distribution.

The selling security holders may offer our common stock to the public at $0.005 per share for the duration of the offering.

We are bearing all costs relating to the registration of our common stock. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the shares of our common stock.

The selling security holders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of our common stock.  In particular, during such times as the selling security holders may be deemed to be engaged in a distribution of any securities, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

•         furnish each broker or dealer through which our common stock may be offered such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer;

•         not engage in any stabilization activities in connection with our securities; and

•         not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The selling security holders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.  Our common stock may be sold from time to time by the selling security holders in one or more transactions at a fixed offering price, which may be changed, at varying prices determined at the time of sale or at negotiated prices if our common stock becomes quoted on the OTC Bulletin Board and a market for the stock develops.  We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

The selling security holders and any broker-dealers acting in connection with the sale of the common stock offered under this Prospectus may be deemed to be underwriters within the meaning of section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act.  Neither we nor the selling security holders can presently estimate the amount of such compensation.  We know of no existing arrangements between the selling security holders and any other security holder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock.  Because the selling security holders may be deemed to be “underwriters” within the meaning of section 2(11) of the Securities Act, the selling security holders will be subject to the prospectus delivery requirements of the Securities Act.  Each selling security holder has advised us that they have not yet entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their shares.  We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

Regulation M

During such time as the selling security holders may be engaged in a distribution of any of the securities being registered by this Prospectus, the selling security holders are required to comply with Regulation M under the Exchange Act.  In general, Regulation M precludes any selling security holder, any affiliated purchaser and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete.

Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.  Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  We have informed the selling security holders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this Prospectus, and we have also advised the selling security holders of the requirements for delivery of this Prospectus in connection with any sales of the shares offered by this Prospectus.

With regard to short sales, the selling security holders cannot cover their short sales with securities from this offering.  In addition, if a short sale is deemed to be a stabilizing activity, then the selling security holders will not be permitted to engage in such an activity.  All of these limitations may affect the marketability of our common stock.

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC which:

•         contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•         contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of federal securities laws;

•         contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask prices;

•         contains the toll-free telephone number for inquiries on disciplinary actions;

•         defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

•         contains such other information, and is in such form (including language, type size, and format) as the SEC shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, a broker-dealer must also provide a customer with:

•         the bid and ask prices for the penny stock;

•         the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock;

•         the amount and a description of any compensation that the broker-dealer and its associated salesperson will receive in connection with the transaction; and

•         a monthly account statement indicating the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser's written acknowledgment of the receipt of a risk disclosure statement, (ii) a written agreement to transactions involving penny stocks, and (iii) a signed and dated copy of a written suitability statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our securities, and therefore our stockholders may have difficulty selling their shares.

Blue Sky Restrictions on Resale

When a selling security holder wants to sell shares of our common stock under this Prospectus in the United States, the selling security holder will need to comply with state securities laws, also known as “blue sky laws,” with regard to secondary sales.  All states offer a variety of exemptions from registration of secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling security holder will be able to advise the stockholder as to which states have an exemption for secondary sales of our common stock.

Any person who purchases shares of our common stock from a selling security holder pursuant to this Prospectus, and who subsequently wants to resell such shares will also have to comply with blue sky laws regarding secondary sales.

When this Registration Statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether he will need to register or may rely on an exemption from registration.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 200,000,000 shares of common stock at a par value of $0.00001 per share and 100,000,000 shares of preferred stock at a par value of $0.00001.

Common Stock

As of October 14, 2014, there were 46,367,670 issued and outstanding shares of our common stock held by 39 holders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We have an authorized class of preferred stock consisting of 100,000,000 shares of preferred stock.  No shares of preferred stock are currently issued and outstanding.

Dividend Policy

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Share Purchase Warrants and Options

As of the date of this Prospectus there are no share purchase warrants or options issued and outstanding.

Convertible Securities

We have not issued any securities convertible into shares of our common stock or granted any rights convertible or exchangeable into shares of our common stock.

Rule 144 Restrictions on Resale

We are currently considered a “shell company” within the meaning of Rule 12b-2 under the Exchange Act, in that we currently have nominal operations and nominal assets other than cash. Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations. Specifically, the securities sold through this offering can only be resold through registration under the Securities Act of 1933, pursuant to Section 4(1) of the Securities Act, or by meeting the conditions of Rule 144(i) under the Securities Act.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us.  Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Gregg Jaclin and Szaferman Lakind located at 101 Grovers Mill Road, Suite 200, Lawrenceville, NJ 08648 will pass on the validity of the common stock being offered pursuant to this registration statement.

DESCRIPTION OF BUSINESS

Forward-Looking Statements

This Prospectus contains forward-looking statements.  To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking.  Forward-looking statements can be identified by the use of words such as “expects”, “plans”, “will”, “may”, “anticipates”, “believes”, “should”, “intends”, “estimates” and other words of similar meaning.  These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties include, without limitation, our ability to raise additional capital to finance our activities; the effectiveness, profitability and marketability of our products; legal and regulatory risks associated with the share exchange; the future trading of our common stock; our ability to operate as a public company; our ability to protect our intellectual property; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified personnel; and other risks detailed from time to time in our filings with the SEC, or otherwise.

Corporate Description

We were incorporated on January 9, 2014 under the laws of the state of Nevada. Our principal executive offices are located at 1451 W Cypress Creek Road, Suite 300, Ft. Lauderdale, FL 33309, United States. Our telephone number is (888) 623-8883.  Our fiscal year end is April 30.  Since we are in our startup stage, we have predominately been involved in administrative activities such as setting up bank accounts, establishing relationships with service providers and establishing our office facilities.

We are a development stage company in the business of selling and providing services for GPS Tracking Devices. Our product, called the AnyTrack GPS is a next generation remote personal locator device used to primarily located and aid in the timely rescue of missing children, the elderly and pets. In addition, our devices will have additional functionalities, such as keeping track of heart rates, with data being sent remotely and in the future we will add additional functionalities such as keeping track of blood alcohol content, which will be useful for parolees or anyone that has been convicted of a DUI. In addition to selling these devices, we will offer monthly services, such as tracking and data collection at a monthly fee. We plan to market our devices to the U.S., Canada and Europe and then extending to Asia.

On June 20, 2014, we entered into a supply agreement with Shenzhen Coban Electronics co., Ltd for the supply of the GPS tracking devices we plan on marketing as AnyTrack GPS.  This is a non-exclusive distribution agreement for the territories of North America, Jamaica, Dominican Republic and Europe.  We are required to purchase a total of 100 devices as an initial order and an additional 100 devices in the first year of the agreement in order for the agreement to be extended.  The devices carry a manufacturer’s warranty of one year.  Initially, we plan to re-sell these devices to the public under our AnyTrack brand name.  If we are able to generate sufficient revenues or additional financing, we plan on developing proprietary products such as wristbands, watches, or dog collars which will incorporate these devices.

Our products and services, as well as our website and mobile interface are all in the development stage. We have only recently begun operations, have no sales or revenues, and therefore rely upon the sale of our securities to fund our operations. We have a going concern uncertainty as of the date of our most recent financial statements.

We currently employ third party developers to construct our planned website. We anticipate that we will be able to conduct alpha testing of our network, website and data and locations services by the first quarter of 2015.  Thereafter, we will conduct beta testing by a limited group of users.  We expect that beta testing will be complete by the second quarter of 2015.  Beginning in June of 2015, we intend to retain commissioned sales and marketing consultants to recruit a membership base for our services in preparation of a public unveiling and launch in September of 2015.  We have not yet hired any commissioned sales people.

We intend to meet our cash requirements for the next 12 months through a combination of debt financing and equity financing by way of private placements. We currently do not have any arrangements or commitments in place to complete any private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

If we are not able to raise the full $275,000 budget that we require to implement our business plan as anticipated, we will scale our business development in line with available capital. Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure that we have sufficient capital to cover our corporate, legal and accounting expenses. We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

Products and Services

We plan to engage in the sales, distribution and services of GPS devices, including tracking devices. We anticipate that our flagship line of products will be named the AnyTrack GPS series. These devices will be marketed as state-of-the-art next generation devices that will act as a remote personal locator. The remote personal locators, also known as tracking devices will serve primary functions and secondary functions. The primary functions will be to locate and immediately and aid in the timely rescue of children, pets and elderly individuals with diseases that would normally cause them to stray from normal daily activities, such as Alzheimer’s disease and dementia.

We plan to employ a multiple distribution strategy to promote the AnyTrack GPS line of products in metropolitan areas in many markets starting in the U.S. Initially, we plan to re-sell the exact devices acquired from Shenzhen Coban Electronics co., Ltd to the public under our AnyTrack brand name.  If we are able to generate sufficient revenues or additional financing, we plan on developing proprietary products such as wristbands, watches, or dog collars which will incorporate these devices.

We plan to distribute these GPS locator devices as well as offer our corresponding GPS location services and other data collection services.  We plan to sell these products and services through multiple channels, namely through brick-and-mortar stores as well as online marketplaces and our own website. We hope to support this multi-distribution strategy by launching comprehensive advertising and public relations campaigns.

We plan for the device being able to be placed in pockets, in purses, in clothing, in hard-to-find areas (for securing against theft), and also be attached to objects, such as vehicles, backpacks and laptop computers. It can also be worn as part of a decorative device, such as jewelry, be placed on a belt or be worn as its own device, such as a watch or wristband.

The main way to track the device is to call or text the device, and within seconds the caller or texter would receive a detailed map and address of the exact location via any mobile device with mapping and a data connection or a computer with map software.

We plan on offering the AnyTrack GPS either in the form of chips (which could attach to anything the customer would like), or in finished products, such as bracelets, wristbands, or collars (for pets).

How it Works

The Global Positioning System (GPS) is a worldwide radio-navigation system formed from the group of 24 satellites and their ground stations. This system is mainly funded and controlled by the U.S. Department of Defense (DOD). This system was initially designed for the U.S. military operation, however today civilians all around the world use the service. The use of this service is free of charge for civilians without any kind of charge or restrictions.

GPS tracking systems use the Global Navigation Satellite System Network. This network uses a range of satellites that use microwave signals that are transmitted to GPS devices to give information on locations, and other types of data such as speed of a particular vehicle, time and direction. Therefore, a GPS tracking device can give both real-time and also historical data with regards to navigation on anything that is transmitting this signal.

Global positioning provides special satellite signals, which are then processed by a receiver. These receivers pinpoint the location and also track data and time. The positions can also be transmitted in three dimensional views with GPS tracking satellites. There are 27 Earth-orbiting satellites that receive and transmit these signals back to earth. They each orbit around Earth every 12 hours and send radio signals from space that are received by GPS receivers.

The operation and control of the Global Positioning System comes down to trilateration, which is a mathematical formulation, which falls into two categories, 2D and 3D. The GPS receiver must know the location of the place to be tracked by three separate satellites orbiting above Earth. Additionally, it must know the distance between the place and each satellite. Units have that multiple receivers that pick up signals from several GPS satellites simultaneously. These radio waves are electromagnetic energy that travels at the speed of light.

GPS tracking systems work in various ways for different situations. In commercial situations, GPS devices are generally used to record the position of vehicles while they are driving, and can help them navigate to a specified location. In passive tracking, systems will store the date within the GPS systems themselves. In active tracking, systems send information regularly to a centralized database via modem within the GPS system. Active GPS tracking is also known as Real-Time tracking or 2-way GPS. Active tracking is also used as the system for monitoring and locating people, allowing parents, children, caregivers or law enforcement to be able to track others. AnyTrack GPS tracking system uses active tracking.

Market

Currently, GPS tracking is used in business and home life.  For example, a delivery company can use GPS tracking in order to know where all its delivery trucks are. This allows the business to ensure that all employees are where they should be during working hours, and the company can also let customers know the location of a truck that is due to deliver to their house.

Parents can track their children via the GPS tracking function within their children’s smartphones. Whether it’s a young child staying over at a friend’s house, or a teenager that has started driving, GPS transmitting devices can pinpoint the location of your children. However, children who are too young to possess mobile phones are not able to be tracked using those devices, so parents may deem other types of devices necessary to track their children. The AnyTrack GPS series of Devices would be using that market for children’s use. This would ensure children would be at the locations they are meant to be, protecting against kidnapping or other various threats.

Additionally, adults who have parents that need to be looked after, or frequently stray from their daily activities, more specifically, elderly people with such diseases as dementia or Alzheimer’s disease may also need these types of devices. If for some reason, they cannot be frequently looked after or even if they are looked after, may find their way into an abnormal situation, these GPS devices would be great for their children to be able to look after them. As of 2009, most people who have Alzheimer’s disease are over 60 years old, in more shocking is that one in eight over 60 have contracted it. In the US, over five million people have Alzheimer’s and is steadily continuing to grow. We expect a high penetration rate of this market.

A third and also very important use for these devices would be for pets, specifically for dogs and cats. These GPS devices would be in the form of collars that transmit a GPS signal and pet owners would be able to track their pets to make sure they are not lost or accidentally run away.

Employees

Currently, we do not have any employees other than our sole director and officer. We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed.

We engage contractors from time to time to consult with us on specific corporate affairs or to perform specific tasks in connection with our development programs.

Description of Property and Facilities

As of the date of this Prospectus, our executive, administrative, and operating offices are located at 1451 W Cypress Creek Road, Suite 300, Ft. Lauderdale, FL 33309, United States.  We believe these facilities are adequate for our current needs. The offices are currently provided to us at no cost by our sole director and officer. We believe that our office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

Competitive Business Conditions

In the GPS Tracking Industry, consumers are searching for the most effective product at the lowest possible price; different market segments will put different emphases on ease of use versus reliability or cost, depending on their needs and budgets. Although we will emphasize some aspects of our products differently for the distinct market segments described above, our products beat the competition on many grounds.

While many companies offer GPS tracking and location services, AnyTrack will offer additional data tracking services that would be vital to life saving situations in the case of several types of emergencies. Such situations could be tracking medical data, such as heart rate and blood sugar. These vital pieces of information would be sent remotely, either to a hospital, care taker or children of the elderly and could save valuable time in the process. Additionally with the use of mobile devices, this data could be sent either as a text message or notification to one’s mobile phone, so the receiver could get this information instantaneously and make sure help is on the way. Few other competitors offer such capabilities, and instead just offer location tracking. Additionally, in the future, we plan to evolve our technology and offer even more monitoring services that could attract a whole new area of clientele.

While the competitors may be operating similar business models, we plan to build our competitive position in the industry through the following ways:

•         build out our Board of Directors and Executive management team with skilled and proficient professionals;

•         continue to develop and acquire highly innovative technologies that can be considered of a disruptive nature to those conventional technologies applied in the current marketplace

•         provide a comprehensive range of environmental project and design consultative services;

•         provide marketing and promotion services for the public awareness and reputation of sustainability initiatives.

However, since we are a newly-established company, we face the same problems as other new companies starting up in an industry. Our competitors may develop similar technologies to ours and use the same methods as we do and generally be able to respond more quickly to new or emerging technologies and changes in legislation and regulations relating to the industry. Additionally, our competitors may devote greater resources to the development, promotion and sale of their technologies or services than we do. Increased competition could also result in loss of key personnel, reduced margins or loss of market share, any of which could harm our business.

Compliance with Government Regulation

Once we begin operations, we will be subject to a number of foreign and domestic laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and could be interpreted in ways that could harm our business.  In the United States and abroad, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted, or the content provided by users. Any court ruling or other governmental action that imposes liability on providers of online services for the activities of their users and other third parties could harm our business. In addition, rising concern about the use of data collection and GPS tracking technologies for illegal conduct, such as the unauthorized dissemination of national security information, money laundering or supporting terrorist activities may in the future produce legislation or other governmental action that could require changes to our products or services, restrict or impose additional costs upon the conduct of our business or cause users to abandon material aspects of our service.

In the area of information security and data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as the 2002 amendment to California’s Information Practices Act, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to practically implement. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities.

We are also subject to federal, state, and foreign laws regarding privacy and protection of member data. We intend to post on our website a privacy policy and user agreement, which will describe our practices concerning the use, transmission and disclosure of member data. Any failure by us to comply with our posted privacy policy or privacy related laws and regulations could result in proceedings against us by governmental authorities or others, which could harm our business. In addition, the interpretation of privacy and data protection laws, and their application to the Internet is unclear, evolving and in a state of flux. There is a risk that these laws may be interpreted and applied in conflicting ways from state to state, country to country, or region to region, and in a manner that is not consistent with our current data protection practices, or that new regulations will be enacted. Complying with these varying domestic and international requirements could cause us to incur additional costs and change our business practices. Further, any failure by us to adequately protect our members’ privacy and data could result in a loss of member confidence in our services and ultimately in a loss of members and customers, which could adversely affect our business.

In addition, because our services are accessible worldwide, certain foreign jurisdictions may claim that we are required to comply with their laws, including in jurisdictions where we have no local entity, employees, or infrastructure.

We do not believe that we are or will become subject to any environmental laws or regulations of the United States, Canada or Europe, all locations of which we intend to operate in.

Research and Development Expenditures

We have not incurred any research and development expenditures since inception.

Subsidiaries

We do not have any subsidiaries.

Intellectual Property

We do not currently own any intellectual property other than the contents of our website: www.myoculusinc.com.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which Oculus is a party or in which any director, officer, or affiliate of Oculus, or any owner of record or beneficially of more than 5% of any class of voting securities of Oculus, or any other security holder is a party adverse to Oculus or has a material interest adverse to Oculus. Oculus’ property is not the subject of any pending legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not traded on any exchange. We intend to engage a market maker to apply to have our common stock quoted on the OTC Bulletin Board once this Registration Statement has been declared effective by the SEC; however, there is no guarantee that we will obtain a listing.

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock listed on any of the public trading markets, including the OTC Bulletin Board, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for listing on the OTC Bulletin Board. This could prevent us from developing a trading market for our common stock.

Holders

We are registering 11,367,670 shares of our common stock under the Securities Act of 1933 for sale by the selling securities holders named in this prospectus. There are currently 39 holders of record of our common stock. We currently act as our own registrar and transfer agent for our common shares.

Dividend Policy

We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

•         we would not be able to pay our debts as they become due in the usual course of business; or

•         our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Securities Authorized for Issuance Under Equity Compensation Plans

We have no long-term incentive plans.

Reports to Security Holders

We are not currently a reporting company, but upon effectiveness of the registration statement of which this prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC’s Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

FINANCIAL STATEMENTS

OCULUS INC.

Three Months Ended July 31, 2014

(unaudited)

                                                                                                                                                                                                      Index

Balance Sheets (unaudited)..................................................................................................................................................... F–2

Statement of Operations (unaudited)...................................................................................................................................... F–3

Statement of Cash Flows (unaudited).................................................................................................................................... F–4

Notes to the Financial Statements (unaudited)..................................................................................................................... F–5

OCULUS INC.

As of April 30, 2014 and for the period from

January 9, 2014 (Inception) through April 30, 2014

                                                                                                                                                                                                      Index

Report of Independent Registered Public Accounting Firm............................................................................................. F–7

Balance Sheet........................................................................................................................................................................... F–8

Statement of Operations.......................................................................................................................................................... F–9

Statement of Changes in Stockholders Equity .................................................................................................................. F–10

Statement of Cash Flows....................................................................................................................................................... F–11

Notes to the Financial Statements....................................................................................................................................... F–12

Oculus Inc.

Balance Sheets

(Unaudited)

	July 31,	April 30,
	2014	2014

ASSETS

Current Assets

Cash and cash equivalents	$ 33,668	$ 40,364
Inventory	3,026	–
Prepaid expense	1,199	–

Total Assets	$ 37,893	$ 40,364

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Accounts payable and accrued liabilities	$ 5,563	$ 1,236

Total Liabilities	5,563	1,236

Contingencies and Commitments Stockholders’ Equity

Preferred stock, 100,000,000 shares authorized, $0.00001 par value; no shares issued and outstanding	–	–

Common stock, 200,000,000 shares authorized, $0.00001 par value; 46,367,670 shares issued and outstanding	464	464

Additional paid-in capital	40,639	40,639

Accumulated deficit	(8,773)	(1,975)

Total Stockholders’ Equity	32,330	39,128

Total Liabilities and Stockholders’ Equity	$ 37,893	$ 40,364

The accompanying notes are an integral part of these financial statements.

Oculus Inc.

Statement of Operations

 (Unaudited)

For the
Three Months
Ended
July 31, 2014

Operating Expenses

General and administrative expenses	6,811
Foreign exchange (gain) loss	(13)

Total Operating Expenses	6,798

Net Loss	$ (6,798)

Net Loss Per Common Share – Basic and Diluted	$ (0.00)

Weighted Average Common Shares Outstanding – Basic and Diluted	46,367,670

The accompanying notes are an integral part of these financial statements.

Oculus Inc.

Statement of Cash Flows

 (Unaudited)

For the
Three Months
Ended
July 31, 2014

Cash Flows from Operating Activities

Net loss	$ (6,798)

Adjustments to reconcile net loss to net cash used in operating activities:

Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	4,327
Inventory	(3,026)
Prepaid expense	(1,199)

Net Cash Used In Operating Activities	(6,696)

Decrease in Cash	(6,696)

Cash and cash equivalents, Beginning of Period	40,364

Cash and cash equivalents, End of Period	$ 33,668

Supplementary Information:
Interest paid	$ –
Income taxes paid	$ –

The accompanying notes are an integral part of these financial statements.

1.     Nature of Business and Continuance of Operations

Oculus Inc. (the “Company”) was incorporated in the State of Nevada on January 9, 2014. The Company is in the business of selling and providing services for GPS Tracking Devices which will be marketed in the United States, Canada and Europe.

These financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at July 31, 2014, the Company has incurred losses totalling $8,773 since inception, and has not yet generated any revenue from operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.     Summary of Significant Accounting Policies

a)     Basis of Presentation

These financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States and are expressed in US dollars. The Company’s year end is April 30.

b)     Interim financial statements

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's April 30, 2014 report filed with the SEC on Form S-1. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year end April 30, 2014, have been omitted.

c)     Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

d)     Foreign Currency Translation

The Company’s planned operations will be in the United States, Canada, Europe and Asia which results in exposure to market risks from changes in foreign currency exchange rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk. The Company's functional currency for all operations worldwide is the U.S. dollar. Nonmonetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Revenues and expenses are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included in current results of operations.

e)     Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

2.     Summary of Significant Accounting Policies (continued)

f)      Inventory

Inventory is stated at the lower of cost or market. At July 31, 2014, inventory consists of GPS Tracking Device units.

g)     Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

h)     Revenue Recognition

Sales will be recorded when products are shipped or services are provided to customers. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company has not made any sales as at July 31, 2014.

i)      Earnings (Loss) Per Common Share

Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. At July 31, 2014, the Company has no potentially dilutive securities outstanding.

j)      Stock-Based Compensation

The Company adopted ASC 718, Compensation – Stock-Based Compensation, to account for its stock options and similar equity instruments issued.  Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period.  ASC 718 requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.  We did not grant any stock options during the period ended July 31, 2014.

k)     Recent Accounting Pronouncements

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company evaluated and adopted ASU 2014-10 for the reporting period ended July 31, 2014.

3.     Commitments

On June 20, 2014, the Company entered into a supply agreement with Shenzhen Coban Electronics Co., Ltd for the supply of the GPS tracking devices the Company plans on marketing as AnyTrack GPS.  This is a non-exclusive distribution agreement for the territories of North America, Jamaica, Dominican Republic and Europe.  The Company is required to purchase a total of 100 devices as an initial order and an additional 100 devices in the first year of the agreement in order for the agreement to be extended.  The devices carry a manufacturer’s warranty of one year.

4.     Stockholders’ Equity

The Company’s authorized capital consisted of 200,000,000 shares of common stock with a par value of $0.00001 per share and 100,000,000 shares of preferred stock with a par value of $0.00001 per share.

There were no share transactions during the three months ended July 31, 2014.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Oculus Inc.
St. Ann, Jamaica

We have audited the accompanying balance sheet of Oculus Inc. as of April 30, 2014, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from January 9, 2014 (inception) to April 30, 2014.  Oculus Inc.’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oculus Inc. as of April 30, 2014, and the results of its operations and its cash flows for the period from January 9, 2014 (inception) to April 30, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Oculus Inc. will continue as a going concern.  As discussed in Note 1 to the financial statements, Oculus Inc. has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs,PC
www.gbhcpas.com
Houston, Texas
August 12, 2014

Oculus Inc.

Balance Sheet

April 30,
2014

ASSETS

Current Assets

Cash and cash equivalents	$ 40,364

Total Assets	$ 40,364

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Accounts payable and accrued liabilities	$ 1,236

Total Liabilities	1,236

Stockholders’ Equity

Preferred Stock, 100,000,000 shares authorized, $0.00001 par value; no shares issued and outstanding	–

Common stock, 200,000,000 shares authorized, $0.00001 par value; 46,367,670 shares issued and outstanding	464

Additional paid-in capital	40,639

Accumulated deficit	(1,975)

Total Stockholders’ Equity	39,128

Total Liabilities and Stockholders’ Equity	$ 40,364

The accompanying notes are an integral part of these financial statements.

Oculus Inc.

Statement of Operations

For the
Period From
January 9, 2014
(Date of Inception) to
April 30, 2014

Expenses

Bank charges and interest	$ 548
Transfer agent and filing fees	647
Foreign exchange gain	127
Professional fees	653

Total Expenses	1,975

Net Loss	$ 1,975

Net Loss Per Common Share – Basic and Diluted	$ (0.00)

Weighted Average Shares Outstanding – Basic and Diluted	36,638,583

The accompanying notes are an integral part of these financial statements.

Oculus Inc.

Statement of Changes in Stockholders’ Equity

For the Period from January 9, 2014 (Inception) to April 30, 2014

			Additional
	Common		Paid-in	Accumulated
	Stock	Amount	Capital	Deficit	Total

Balance – January 9, 2014 (Date of Inception)	–	$ –	$ –	$ –	$ –

Issuance of common stock at $0.0002 per share	35,000,000	350	6,650	–	7,000

Issuance of common stock at $0.003 per share	11,367,670	114	33,989	–	34,103

Net loss	–	–	–	(1,975)	(1,975)

Balance – April 30, 2014	46,367,670	$ 464	$ 40,639	$ (1,975)	$ 39,128

The accompanying notes are an integral part of these financial statements.

Oculus Inc.

Statement of Cash Flows

For the
Period From
January 9, 2014
(Date of Inception) to
April 30, 2014

Cash Flows from Operating Activities

Net loss	$ (1,975)

Adjustments to reconcile net loss to net cash used in operating activities:

Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	1,236

Net Cash Used In Operating Activities	(739)

Cash Flows from Financing Activities

Proceeds from issuances of common stock	41,103

Net Cash Provided by Financing Activities	41,103

Increase in Cash	40,364

Cash and cash equivalents, Beginning of Period	–

Cash and cash equivalents, End of Period	$ 40,364

Supplementary Information:
Interest paid	$ –
Income taxes paid	$ –

The accompanying notes are an integral part of these financial statements.

Oculus Inc.

Notes To The Financial Statements

1.     Nature of Business and Continuance of Operations

Oculus Inc. (the “Company”) was incorporated in the State of Nevada on January 9, 2014. The Company is a development stage company in the business of selling and providing services for GPS Tracking Devices which will be marketed in the United States, Canada and Europe. The Company’s products and services are all in the startup stage.

These financial statements have been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at April 30, 2014, the Company has incurred losses totaling $1,975 since inception, and has not yet generated any revenue from operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.     Summary of Significant Accounting Policies

a)     Basis of Presentation

These financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States and are expressed in US dollars. The Company’s year end is April 30.

b)     Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)     Financial Instruments

The Company’s financial instruments consist principally of cash, and accounts payable and accrued liabilities. Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments the fair value of the Company’s cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets.

d)     Foreign Currency Translation

The Company’s planned operations will be in the United States, Canada, Europe and Asia which results in exposure to market risks from changes in foreign currency exchange rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk. The Company's functional currency for all operations worldwide is the U.S. dollar. Nonmonetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Revenues and expenses are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included in current results of operations

e)     Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

f)      Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are

2.             Summary of Significant Accounting Policies (continued)

measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

g)     Revenue Recognition

Sales will be recorded when products are shipped or services are provided to customers. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company has not made any sales as at April 30, 2014.

h)     Earnings (Loss) Per Common Share

Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. At April 30, 2014, the Company has no potentially dilutive securities outstanding.

i)      Recent Accounting Pronouncements

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company evaluated and adopted ASU 2014-10 for the reporting period ended July 31, 2014.

3.     Stockholders’ Equity

a)     The Company’s authorized capital consists of 200,000,000 shares of common stock with a par value of $0.00001 and 100,000,000 shares of preferred stock with a par value of $0.00001.

b)     On January 9, 2014, 35,000,000 shares of common stock were issued to the sole director of the Company at $0.0002 per share for proceeds of $7,000.

c)     On April 14, 2014, 11,367,670 shares of common stock were issued at $0.003 per share for proceeds of $34,103.

4.     Income Taxes

The Company is subject to United States federal and state income taxes at an approximate rate of 35%. The reconciliation of the provision for income taxes at the United States federal and state statutory rate compared to the Company’s income tax expense as reported is as follows:

Income tax benefit computed at the statutory rate	$ 691
Change in valuation allowance	(691)

Provision for income taxes	$ –

Significant components of the Company’s deferred tax assets and liabilities as at April 30, 2014 after applying enacted corporate income tax rates, are as follows:

Deferred income tax assets
Net operating losses	$ 691
Valuation allowance	(691)

Net deferred income tax assets	$ –

The Company has net operating loss carryforwards of $1,975 which expire commencing in 2034.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL POSITION AND RESULTS OF OPERATIONS

The following discussion is intended to assist you in understanding our business and results of operations together with the Company’s present financial condition. This section should be read in conjunction with our historical combined and consolidated financial data included elsewhere in this Memorandum. Statements in the Company’s discussion may be forward-looking statements. These forward-looking statements involve risks and uncertainties. The Company cautions that a number of factors could cause future production, revenues and expenses to differ materially from our expectations. Please see “Cautionary Note Regarding Forward-Looking Statements.”

Forward Looking Statements

This Prospectus contains certain forward-looking statements. All statements other than statements of historical fact are “forward-looking statements” for the purposes of this Prospectus, including any projections of earnings, revenues, or other financial items; any statements of the plans, strategies, and objectives of management for future operation; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. Such forward-looking statements are subject to inherent risks and uncertainties and actual results could differ materially from those anticipated by the forward-looking statements.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment or property during the twelve months beginning August 1, 2014.

Personnel Plan

We do not expect any material changes in the number of employees during the twelve months beginning August 1, 2014. We do and will continue to outsource contract employment as needed.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors. Our principal capital resources have been through the subscription and issuance of common stock, although we have also used stockholder loans and advances from related parties.

Cash Requirements

We intend to continue to develop our website, purchase additional product to sell to customers and market our company during the next twelve months.  We estimate our operating expenses and working capital requirements for the next twelve months to be as follows:

Estimated Expenses For the Next Twelve Months

Months 1-3

Purchase of product	$10,000
Website Development	$10,000
Marketing	-
General and administrative	$5,000
Total	$25,000

Months 4-6

Purchase of product	$30,000
Website Development	-
Marketing	$10,000
General and administrative	$10,000
Total	$50,000

Months 7-9

Purchase of product	$50,000
Website Development	-
Marketing	$30,000
General and administrative	$10,000
Total	$90,000

Months 10-12

Purchase of product	$60,000
Website Development	-
Marketing	$40,000
General and administrative	$10,000
Total	$110,000

In order to fully carry out our business plan, we need additional financing of approximately $275,000 for the next 12 months as we have approximately $30,000 on hand as of July 31, 2014. In order to improve our liquidity, we intend to pursue additional equity financing from private placement sales of our equity securities or shareholders’ loans. We do not presently have sufficient financing to undertake our planned business activities. Issuances of additional shares will result in dilution to our existing shareholders.

We currently do not have any arrangements in place for the completion of any further private placement financings and there is no assurance that we will be successful in completing any further private placement financings. If we are unable to achieve the necessary additional financing, then we plan to reduce the amounts that we spend on our business activities and administrative expenses in order to be within the amount of capital resources that are available to us.

Results of Operations – Period from January 9, 2014 to April 30, 2014

We have not earned any revenues from inception through April 30, 2014.

January 9, 2014 (inception) to April 30, 2014

Revenues	Nil
Expenses	$1,975
Net Loss	$(1,975)

We incurred a net loss in the amount of $1,975 for the period from January 9, 2014 (inception) to April 30, 2014.

Our operating expenses incurred for the period from January 9, 2014 (inception) to April 30, 2014 included $548 in bank charges, $647 in transfer agent and filing fees, $127 in foreign exchange loss and $653 in professional fees.

Results of Operations – Three Months ended July 31, 2014

We have not earned any revenues from inception through July 31, 2014

Three Months Ended July 31, 2014

Revenues	Nil
Expenses	$6,798
Net Loss	$(6,798)

We incurred a net loss in the amount of $6,798 for the three months ended July 31, 2014.

Our operating expenses incurred for the three months ended July 31, 2014 included $6,811 in general and administrative fees and a foreign exchange gain of $13.

Liquidity and Capital Resources as of July 31, 2014

Working Capital
As of July 31, 2014
Current Assets	$37,893
Current Liabilities	$(5,563)
Working Capital	$32,330

Cash Flows
Three Months Ended July 31, 2014
Net Cash Used in Operating Activities	$(6,696)
Net Cash Provided by Financing Activities	$-
Net Increase In Cash During The Period	$(6,696)

As of July 31, 2014, we had a working capital of $32,330 and $37,893 in current assets.  We spent a total of $6,696 on operating activities and did not raise any funds through financing activities for the three months ended July 31, 2014.

Cash Flows
January 9, 2014 (inception) to April 30, 2014
Net Cash Used in Operating Activities	$(739)
Net Cash Provided by Financing Activities	$41,103
Net Increase In Cash During The Period	$40,364

As of April 30, 2014, we had a working capital of $39,128 and $40,364 in current assets.  We spent a total of $739 on operating activities and raised $41,103 through financing activities for the period from January 9, 2014 (inception) to April 30, 2014.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Financial Instruments

The Company’s financial instruments consist principally of cash, and accounts payable and accrued liabilities. Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments the fair value of the Company’s cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets.

Revenue Recognition

Sales will be recorded when products are shipped or services are provided to customers. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company has not made any sales as at July 31, 2014.

Earnings (Loss) Per Common Share

Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. At April 30, 2014 and July 31, 2014, the Company had no potentially dilutive securities outstanding.

Foreign Currency Translation

The Company’s planned operations will be in the United States, Canada, Europe and Asia which results in exposure to market risks from changes in foreign currency exchange rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk. The Company's functional currency for all operations worldwide is the U.S. dollar. Nonmonetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Revenues and expenses are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included in current results of operations.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS AND EXECUTIVE OFFICERS

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Leon Henry	President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director	49	January 9, 2014

Business Experience

The following is a brief account of the education and business experience during at least the past five years of our director and executive officer, indicating his principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Leon Henry - President, Chief Executive and Financial Officer and Director

Mr. Henry has been our president, chief executive officer, and director since our inception. He completed his education in Computer Technology from the Northern Caribbean University in 1994.  From 1993 to 1996 Mr. Henry was an Information Technology Teaching Assistant at the Steer Town Junior High School.  As a teaching assistant he was responsible to creating and updating teaching plans, introducing new technologies and concepts as well as managing the student body and evaluating their performance.  In 1999, Mr. Henry established an internet café which he still currently operates.

Mr. Henry is qualified to act as our director due to his extensive experience with and knowledge of operating his own business and the technology industry.

Involvement in Certain Legal Proceedings

To the best of our knowledge, our sole director and executive officer has not, during the past ten years:

1.            Been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.            Had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.            Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.            Been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.            Been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.            Been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Other Directorships

Except as indicated above, our sole director does not hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors and Director Nominees

The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted.  Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which a slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders.  If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission.  The letter should be accompanied by a résumé supporting the nominee’s qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders.  Once a candidate has been identified, the Board reviews the individual’s experience and background and may discuss the proposed nominee with the source of the recommendation.  If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Some of the factors which the Board considers when evaluating proposed nominees include their knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions.  The Board may request additional information from each candidate prior to reaching a determination, and it is under no obligation to formally respond to all recommendations, although as a matter of practice, it will endeavor  to do so.

Conflicts of Interest

Our director is not obligated to commit their full time and attention to our business and, accordingly, he may encounter a conflict of interest in allocating his time between our operations and those of other businesses.  In the course of his other business activities, he may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty.  As a result, he may have conflicts of interest in determining to which entity a particular business opportunity should be presented.  He may also in the future become affiliated with entities, engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to a corporation if:

•         the corporation could financially undertake the opportunity;

•         the opportunity is within the corporation’s line of business; and

•         it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Audit Committee

We do not have an audit committee.

Code of Ethics

We have not adopted a code of ethics that applies to our officers, directors and employees.  When we do adopt a code of ethics, we will disclose it in a current report on Form 8-K.

EXECUTIVE COMPENSATION

General

The particulars of the compensation paid to the following persons:

•         our principal executive officer;

•         each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended April 30, 2014; and

•         up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the year ended April 30, 2014, whom we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year.

Summary Compensation Table (1)

Name and Principal Position	Year	Salary (S)	Total ($)
(a)	(b)	(c)	(j)
Leon Henry	2014	-	-

We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.

Options Grants During the Last Fiscal Year / Stock Option Plans

We do not currently have a stock option plan in favor of any director, officer, consultant or employee of our company. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or director during the last fiscal year; accordingly, no stock options have been granted or exercised by any of the officers or directors during our last fiscal year.

Aggregated Options Exercises in Last Fiscal Year

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director during our last fiscal year; accordingly, no stock options have been granted or exercised by any of the officers or directors since during our last fiscal year.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or directors or employees or consultants since we were founded.

Compensation of Directors

The members of the Board of Directors are not compensated by our company for acting as such. Directors are reimbursed for reasonable out-of-pocket expenses incurred. There are no arrangements pursuant to which directors are or will be compensated in the future for any services provided as a director.

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are no employment contracts or other contracts or arrangements with our officers or directors other than those disclosed in this report. There are no compensation plans or arrangements, including payments to be made by our company, with respect to the officers, directors, employees or consultants of our company that would result from the resignation, retirement or any other termination of such directors, officers, employees or consultants. There are no arrangements for directors, officers or employees that would result from a change in control.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 31, 2014, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers.  Each person has sole voting and investment power with respect to the shares of common stock.  Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class%(1)
Leon Henry 1451 W Cypress Creek Road, Suite 300, Ft. Lauderdale, FL 33309, United States.	35,000,000	75.5%
Directors and Executive Officers as a Group(1)	35,000,000	75.5%
All 5%+ Shareholders as a Group	0 (NONE)	0 (NONE)

(1)   Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on July 31, 2014.  As of July 31, 2014, there were 46,367,670 shares of our company’s common stock issued and outstanding.

Change in Control

We are not aware of any arrangement that might result in a change in control of our company in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed below, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

On January 9, 2014, 35,000,000 shares of common stock were issued to our sole director and officer at $0.0002 per share for proceeds of $7,000.

Director Independence

We currently act with one director. We have determined that we do not have a director that would qualify as an “independent director” as defined by Nasdaq Marketplace Rule 4200(a)(15).

We do not have a standing audit, compensation or nominating committee, but our entire board of directors acts in such capacities. We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have a standing audit, compensation or nominating committee because we believe that the functions of such committees can be adequately performed by the board of directors. Additionally, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Gregg Jaclin and Szaferman Lakind located at 101 Grovers Mill Road, Suite 200, Lawrenceville, NJ 08648 will pass on the validity of the common stock being offered pursuant to this registration statement.

EXPERTS

Our audited financial statements as of April 30, 2014 and for the period from January 9, 2014 (inception) to April 30, 2014 appearing in this prospectus and registration statement have been audited by GBH CPAs, PC, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the issuance and distribution of the securities being registered in this Prospectus are as follows:

Commission filing fee	$8
Legal fees and expenses	5,000
Accounting fees and expenses	15,000
Miscellaneous	122
Total	$20,130

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

	(a)	is not liable pursuant to NRS 78.138; or

(b)

acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

	(a)	is not liable pursuant to NRS 78.138; or

	(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our Bylaws

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Exhibits

Exhibit Number	Exhibit Description
3.1*	Articles of Incorporation
3.3*	Bylaws
5.1**	Legal Opinion
10.1*	Supply Agreement with Shenzhen Coban Electronics co., Ltd entered into on June 20, 2014
23.1	Consent of GBH CPAs, PC
23.2**	Consent of Legal Counsel (incorporated in Exhibit 5.1)

* Previously filed

** To be supplied upon amendment

UNDERTAKINGS

The registrant hereby undertakes:

1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.              To include any prospectus required by section 10(a) (3) of the Securities Act;

ii.             To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

iii.            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.     That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.     That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.              Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

ii.             Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

iii.            The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

iv.            Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 14, 2014.

OCULUS INC.

By:	/s/ Leon Henry
Leon Henry President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

In accordance with the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Leon Henry Leon Henry	President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	October 14, 2014